MGP INGREDIENTS REPORTS SECOND QUARTER 2025 RESULTS
Solid second quarter results; Reaffirms 2025 sales and adjusted earnings outlook

ATCHISON, Kan., July 31, 2025 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, today reported results for the second quarter ended June 30, 2025.

"Our second quarter results came in largely as expected as we delivered solid execution and sequential improvement across all three business segments. Our decisive actions to improve visibility with our customers are working as second quarter brown goods volume and price declines were in line with our expectations. Our teams remain tightly focused on key initiatives and continue to execute on our strategic priorities, which I expect will position us well for the second half and give us the confidence to reaffirm our 2025 outlook,” said Brandon Gall, CFO.

He added, “I am pleased to welcome Julie as MGP’s new CEO. She brings a strong strategic lens, deep commercial expertise, and a proven ability to lead teams. I look forward to partnering with her and I am confident that under her leadership, MGP will be better positioned to sharpen execution, accelerate growth initiatives, and advance our long-term vision of becoming a premier, branded spirits company.”

"I am excited to take on the CEO role and look forward to building on the progress made by Brandon and the MGP team,” said Julie Francis, president and CEO. “Our goal continues to be delivering sustainable growth and unlocking meaningful, long-term value for all stakeholders. We will work together with clarity, integrity, and agility to strengthen our customer-centric, brands-led approach and execute with excellence across our platforms."

2025 second quarter financial highlights compared to 2024 second quarter:
•Consolidated sales decreased 24% to $145.5 million.
•Consolidated gross profit decreased 30% to $58.4 million. Gross margin decreased by 350 basis points to 40.1%.
•Net income decreased 55% to $14.4 million. On an adjusted basis, net income decreased 45% to $20.9 million.
•Basic earnings per common share (“EPS”) decreased to $0.67 per share from $1.43 per share. Adjusted basic EPS decreased 43% to $0.97 per share.
•Adjusted EBITDA decreased 38% to $35.9 million.
•Year-to-date capital expenditures declined 17% to $18.7 million compared to the year-ago period, while year-to-date operating cash flows increased $26.8 million to $56.4 million.
•Net debt leverage ratio stands at approximately 1.8x as of June 30, 2025.

Consolidated Results
Second quarter 2025 consolidated sales decreased by 24% compared to the year-ago quarter, primarily due to expected declines in brown goods sales within our Distilling Solutions segment and value and mid price tiered brands within our Branded Spirits segment. Lower brown goods sales also impacted profitability, leading to a 30% decline in second quarter gross profit. Operating income decreased to $20.3 million due to lower gross profit and an $8.0 million increase in the fair value of the contingent consideration liability related to the improved performance of the Penelope brand. Adjusted operating income decreased to $28.7 million as reduced gross profit was partially offset by lower advertising and promotion expenses.

Second quarter advertising and promotion expenses decreased 41% to $6.9 million as we lapped elevated spend for certain advertising campaigns in the year-ago quarter and continued to realign our spend behind our most attractive growth opportunities. Branded Spirits advertising and promotion spend of $6.3 million was approximately 10% of Branded Spirits segment sales in the second quarter.

Branded Spirits
Branded Spirits segment sales decreased 5% to $60.5 million compared to the prior-year quarter. Our increased focus on our most attractive growth opportunities across the American whiskey and tequila categories continued to take hold, leading to 1% growth in our premium plus sales to $31.1 million. Within our premium plus portfolio, the Penelope brand continued its strong sales trajectory with another quarter of above-category sales growth. As expected, sales of our mid and value priced portfolios, combined, declined by nearly 15% due to lower volumes of certain tequila, liqueur, and cordial brands. Branded Spirits gross profit decreased by 5% to $32.0 million, while segment gross margins increased modestly to 52.8%.

Distilling Solutions
Distilling Solutions segment sales decreased by 46% to $50.0 million, compared to the prior-year quarter. Although Distilling Solutions segment sales and profitability continued to be pressured by reduced customer demand for brown goods primarily due to elevated industry-wide barrel inventories, our second quarter brown goods sales volume and pricing were largely in line with our expectations, reflecting the positive impact of our proactive engagement and visibility with our customers. Distilling Solutions gross profit of $18.8 million decreased by 56%, or 37.6% of segment sales.

Ingredient Solutions
Ingredient Solutions segment returned to positive growth in second quarter 2025 as sales increased by 5% to $35.0 million compared to the year-ago quarter. As expected, sales improved sequentially from first quarter 2025 for each of the segment product lines reflecting commercialization of new domestic customers as well as improved operational execution relative to the first quarter. Segment gross profit increased to $7.6 million, or 21.7% of segment sales.

2025 Financial Outlook
MGP provided consolidated guidance for fiscal 2025:

•Sales are projected to be in the range of $520 million to $540 million.
•Adjusted EBITDA is expected to be in the range of $105 million to $115 million.
•Adjusted basic EPS is expected to be in the $2.45 to $2.75 range, with weighted average basic shares outstanding of approximately 21.4 million, and an effective tax rate of approximately 25%.
•Full-year capital expenditures are now expected to be approximately $32.5 million relative to previous expectations of approximately $36 million.

Conference Call and Webcast Information
MGP Ingredients will host a conference call today, July 31, 2025, at 10 a.m. ET to discuss these results and current business trends. Investors can dial 844-308-6398 or 412-717-9605 (international) to listen to the live call. A live webcast will be available at the “News and Events” section of the company’s Investor Relations website at ir.mgpingredients.com/news-events. A replay of the conference call will be available on the company’s website.

About MGP Ingredients, Inc.
MGP Ingredients Inc. (Nasdaq: MGPI) has been formulating excellence since 1941 by bringing product ideas to life across the alcoholic beverage and specialty ingredient industries through three segments: Branded Spirits, Distilling Solutions, and Ingredient Solutions. MGPI is one of the leading spirits distillers with an award-winning portfolio of premium brands including Penelope, Rebel, Remus, and Yellowstone bourbons and El Mayor tequila, under the Luxco umbrella. With distilleries in Indiana and Kentucky; a tequila distillery in Arandas, Mexico; and bottling operations in Missouri, Ohio, and Northern Ireland, the company creates distilled spirits for customers including many world-renowned spirits brands. In addition, the company’s high-quality specialty fiber, protein, and starch ingredients provide functional, nutritional, and sensory solutions for a wide range of food products. To learn more visit MGPIngredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the ability of MGP Ingredients, Inc. (the “Company” or “MGP”) to be well-positioned, better-positioned, sharpen execution, accelerate growth initiatives, become a premier branded spirits company, deliver growth, unlock value, strengthen its approach, and execute with excellence; and the Company’s 2025 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic EPS, shares outstanding, tax rate, and capital expenditures. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively and any effects of industry dynamics and market conditions; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; any inability to successfully complete our capital projects or fund capital expenditures or any warehouse expansion issues; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions, and restrictions; litigation or legal proceedings; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; interest rate increases;

reliance on key personnel; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends and make any share repurchases; and the effectiveness or execution of our strategic plan. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2025, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA, net debt, net debt leverage ratio, and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with operating income, income before income taxes, net income, net income used in earnings per common share calculation, debt, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2025 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors:
Amit Sharma, amit.sharma@mgpingredients.com

Media:
Patrick Barry, 314.540.3865, patrick@byrnepr.net

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2025	2024	2025	2024
Sales	$145,494	$190,805	$267,147	$361,368
Cost of sales	87,107	107,573	165,430	215,341
Gross profit	58,387	83,232	101,717	146,027

Advertising and promotion expenses	6,913	11,665	15,085	20,348
Selling, general, and administrative expenses	23,156	22,759	44,361	43,738
Impairment of long-lived assets and other	—	21	—	137
Change in fair value of contingent consideration	8,000	5,400	22,700	9,500
Operating income	20,318	43,387	19,571	72,304

Interest expense, net	(1,897)	(2,205)	(3,751)	(4,224)
Other income, net	314	943	529	891
Income before income taxes	18,735	42,125	16,349	68,971

Income tax expense	4,308	10,108	4,979	16,370
Net income	14,427	32,017	11,370	52,601

Net loss (income) attributable to noncontrolling interest	(1)	68	32	119
Net income attributable to MGP Ingredients, Inc.	14,426	32,085	11,402	52,720

Income attributable to participating securities	(159)	(347)	(127)	(572)
Net income used in earnings per common share calculation	$14,267	$31,738	$11,275	$52,148

Weighted average common shares
Basic	21,360,984	22,119,227	21,351,809	22,130,752
Diluted	21,360,984	22,119,227	21,351,809	22,130,752

Earnings per common share
Basic	$0.67	$1.43	$0.53	$2.36
Diluted	$0.67	$1.43	$0.53	$2.36

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$17,320	$25,273
Receivables, net	117,190	148,488
Inventory	379,702	364,944
Prepaid expenses	5,711	3,983
Refundable income taxes	320	3,448
Total current assets	520,243	546,136

Property, plant, and equipment	581,901	562,714
Less accumulated depreciation and amortization	(256,150)	(246,042)
Property, plant, and equipment, net	325,751	316,672
Operating lease right-of-use assets, net	15,270	15,540
Investment in joint venture	7,519	7,024
Intangible assets, net	266,824	268,451
Goodwill	247,789	247,789
Other assets	2,664	4,173
TOTAL ASSETS	$1,386,060	$1,405,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$6,400
Accounts payable	41,932	66,336
Contingent consideration - current	108,000	—
Federal and state excise taxes payable	3,855	5,358
Accrued expenses and other	18,424	14,356
Total current liabilities	178,611	92,450

Long-term debt, less current maturities	94,663	121,277
Convertible senior notes	196,023	195,864
Long-term operating lease liabilities	11,814	11,940
Contingent consideration	—	85,300
Other noncurrent liabilities	2,291	2,981
Deferred income taxes	62,529	63,430
Total liabilities	545,931	573,242
Total equity	840,129	832,543
TOTAL LIABILITIES AND TOTAL EQUITY	$1,386,060	$1,405,785

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net income	$11,370	$52,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,638	10,618
Share-based compensation	2,030	1,981
Equity method investment gain	(494)	(614)
Deferred income taxes, including change in valuation allowance	(901)	(10)
Change in fair value of contingent consideration	22,700	9,500
Other, net	446	270
Changes in operating assets and liabilities:
Receivables, net	31,103	(14,766)
Inventory	(15,224)	(11,754)
Prepaid expenses	(1,752)	(1,217)
Income taxes payable (refundable)	3,128	(1,818)
Accounts payable	(10,687)	(6,345)
Accrued expenses and other	4,663	(10,738)
Federal and state excise taxes payable	(1,504)	2,241
Other, net	(159)	(367)
Net cash provided by operating activities	56,357	29,582

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(32,156)	(33,397)
Other, net	(11)	(260)
Net cash used in investing activities	(32,167)	(33,657)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(5,156)	(5,344)
Repurchase of Common Stock	(1,035)	(9,735)
Loan fees paid related to borrowings	(2,712)	—
Proceeds from long-term debt	28,000	50,000
Principal payments on long-term debt	(52,200)	(28,200)
Net cash provided by (used in) financing activities	(33,103)	6,721

Effect of exchange rate changes on cash and cash equivalents	960	(23)
Increase (decrease) in cash and cash equivalents	(7,953)	2,623
Cash and cash equivalents, beginning of period	25,273	18,388
Cash and cash equivalents, end of period	$17,320	$21,011

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended June 30, 2025
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$20,318	$18,735	$14,427	$14,267	$0.67
Adjusted to remove:
Fair value of contingent consideration(b)	8,000	8,000	6,160	6,097	0.29
Executive transition costs (c)	376	376	290	287	0.01
Adjusted Non-GAAP results	$28,694	$27,111	$20,877	$20,651	$0.97

	Quarter Ended June 30, 2024
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$43,387	$42,125	$32,017	$31,738	$1.43
Adjusted to remove:
Impairment of long-lived assets and other (f)	21	21	16	16	—
Fair value of contingent consideration(b)	5,400	5,400	4,104	4,104	0.19
Business acquisition costs (g)	15	15	11	11	—
Executive transition costs (c)	843	843	641	641	0.03
Unusual items costs (h)	1,639	1,639	1,246	1,246	0.06
Adjusted Non-GAAP results	$51,305	$50,043	$38,035	$37,756	$1.71

	Year to Date Ended June 30, 2025
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$19,571	$16,349	$11,370	$11,275	$0.53
Adjusted to remove:
Fair value of contingent consideration(b)	22,700	22,700	15,777	15,614	0.73
Executive transition costs (c)	682	682	474	469	0.02
Professional service fees (d)	382	382	265	263	0.01
Restructuring and other costs (e)	613	613	426	422	0.02
Adjusted Non-GAAP results	$43,948	$40,726	$28,312	$28,043	$1.31

	Year to Date Ended June 30, 2024
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$72,304	$68,971	$52,601	$52,148	$2.36
Adjusted to remove:
Impairment of long-lived assets and other (f)	137	137	105	105	—
Fair value of contingent consideration(b)	9,500	9,500	7,249	7,249	0.33
Business acquisition costs (g)	86	86	66	66	—
Executive transition costs (c)	1,218	1,218	929	929	0.04
Unusual items costs (h)	1,639	1,639	1,251	1,251	0.06
Adjusted Non-GAAP results	$84,884	$81,551	$62,201	$61,748	$2.79

MGP INGREDIENTS, INC.
DESCRIPTION OF NON-GAAP ITEMS

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation," which accounts for the impacts of the net loss attributable to noncontrolling interest and income attributable to participating securities.

(b)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Branded Spirits segment.

(c)The executive transition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item. The adjustment includes costs related to the transition of certain executive and board of director positions.

(d)The professional services fees are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item. The adjustment includes costs related to professional services in conjunction with the goodwill impairment valuation.

(e)The restructuring and other costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item. The adjustment includes special one-time severance costs related to the reduction in force that occurred during the period.

(f)The impairment of long-lived assets and other relates to impairments of assets as well as miscellaneous expenses in connection with the closure of the Atchison distillery. Impairment of long-lived assets and other are included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Distilling Solutions segment.

(g)Business acquisition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.

(h)The unusual items costs are included in the Condensed Consolidated of Income within the selling, general, and administrative line item. The adjustment includes professional and legal costs associated with special projects.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2025	2024	2025	2024
Net Income	$14,427	$32,017	$11,370	$52,601
Interest expense	1,897	2,205	3,751	4,224
Income tax expense	4,308	10,108	4,979	16,370
Depreciation and amortization	5,830	5,329	11,638	10,618
Share based compensation	1,288	865	2,030	1,981
Equity method investment gain	(237)	(910)	(494)	(614)
Fair value of contingent consideration	8,000	5,400	22,700	9,500
Executive transition costs	376	843	682	1,218
Professional service fees	—	—	382	—
Restructuring and other costs	—	—	613	—
Impairment of long-lived assets and other	—	21	—	137
Business acquisition costs	—	15	—	86
Unusual items costs	—	1,639	—	1,639
Adjusted EBITDA	$35,889	$57,532	$57,651	$97,760

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, share based compensation, equity method investment gain, fair value of contingent consideration, executive transition costs, professional service fees, impairment of long-lived assets and other, business acquisition costs, restructuring and other costs, and unusual items costs.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" and "Description of Non-GAAP items" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
NET DEBT LEVERAGE RATIO (UNAUDITED)
(in thousands)

	Quarter Ended September 30, 2024	Quarter Ended December, 2024	Quarter Ended March 31, 2025	Quarter Ended June 30, 2025	TTM(a) June 30, 2025
Net income (loss)	$23,862	$(41,998)	$(3,057)	$14,427	$(6,766)
Interest expense	2,174	2,041	1,854	1,897	7,966
Income tax expense	7,554	10,053	671	4,308	22,586
Depreciation and amortization	5,680	5,691	5,808	5,830	23,009
Share based compensation	767	440	742	1,288	3,237
Equity method investment gain	(832)	(381)	(257)	(237)	(1,707)
Fair value of contingent consideration	6,400	200	14,700	8,000	29,300
Goodwill impairment	—	73,755	—	—	73,755
Professional service fees	—	—	382	—	382
Business acquisition costs	15	15	—	—	30
Executive transition costs	—	2,857	306	376	3,539
Restructuring and other costs	—	—	613	—	613
Unusual items costs	34	408	—	—	442
Adjusted EBITDA	$45,654	$53,081	$21,762	$35,889	$156,386

Total debt					$297,086
Cash and cash equivalents					17,320
Net debt					$279,766

Net debt leverage ratio(b)					1.8

(a) TTM is defined as trailing twelve months.
(b) Net debt leverage ratio is defined as net debt divided by adjusted EBITDA.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" and "Description of Non-GAAP items" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
OPERATING SEGMENT RESULTS (UNAUDITED)
(Dollars in thousands)

	BRANDED SPIRITS
	Quarter Ended June 30,		Quarter versus Quarter Change Increase/(Decrease)
	2025	2024	$ Change	% Change
Premium plus	$31,099	$30,707	$392	1%
Mid	15,493	17,061	(1,568)	(9)
Value	8,936	11,655	(2,719)	(23)
Other	4,992	4,618	374	8
Total Branded Spirits Sales	$60,520	$64,041	$(3,521)	(5)%

Gross profit	$31,984	$33,633	$(1,649)	(5)%
Gross margin %	52.8%	52.5%		0.3	pp(a)

Operating income	$8,737	$7,235	$1,502	21%
Depreciation and amortization	$2,145	$1,852	$293	16%

	DISTILLING SOLUTIONS
	Quarter Ended June 30,		Quarter versus Quarter Change Increase/(Decrease)
	2025	2024	$ Change	% Change
Brown goods	$35,057	$75,443	$(40,386)	(54)%
Warehouse services	8,001	8,392	(391)	(5)
White goods and other co-products	6,942	9,553	(2,611)	(27)
Total Distilling Solutions Sales	$50,000	$93,388	$(43,388)	(46)%

Gross profit	$18,812	$42,473	$(23,661)	(56)%
Gross margin %	37.6%	45.5%		(7.9)	pp(a)

Operating income	$17,741	$41,528	$(23,787)	(57)%
Depreciation and amortization	$2,025	$1,968	$57	3%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Change Increase / (Decrease)
	2025	2024	$ Change	% Change
Specialty wheat starches	$18,474	$19,203	$(729)	(4)%
Specialty wheat proteins	12,612	11,200	1,412	13
Commodity wheat starches	3,061	2,973	88	3
Commodity wheat proteins	827	—	827	n/a
Total Ingredient Solutions	$34,974	$33,376	$1,598	5%

Gross profit	$7,591	$7,126	$465	7%
Gross margin %	21.7%	21.4%		0.3	pp(a)

Operating income	$6,290	$5,784	$506	9%
Depreciation and amortization	$1,307	$1,170	$137	12%

(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
OPERATING SEGMENT RESULTS (UNAUDITED)
(Dollars in thousands)

	BRANDED SPIRITS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2025	2024	$ Change	% Change
Premium plus	$53,417	$51,613	$1,804	4%
Mid	28,520	31,822	(3,302)	(10)
Value	16,277	21,664	(5,387)	(25)
Other	10,533	9,088	1,445	16
Total Branded Spirits	$108,747	$114,187	$(5,440)	(5)%

Gross profit	$54,182	$56,165	$(1,983)	(4)%
Gross margin %	49.8%	49.2%		0.6	pp(a)

Operating income	$(409)	$8,143	$(8,552)	(105)%
Depreciation and amortization	$4,285	$3,675	$610	17%

	DISTILLING SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2025	2024	$ Change	% Change
Brown goods	$68,713	$141,774	$(73,061)	(52)%
Warehouse services	16,078	16,348	(270)	(2)
White goods and other co-products	12,152	20,118	(7,966)	(40)
Total Distilling Solutions	$96,943	$178,240	$(81,297)	(46)%

Gross profit	$37,492	$76,556	$(39,064)	(51)%
Gross margin %	38.7%	43.0%		(4.3)	pp(a)

Operating income	$35,623	$74,597	$(38,974)	(52)%
Depreciation and amortization	$4,080	$3,925	$155	4%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2025	2024	$ Change	% Change
Specialty wheat starches	$34,327	$41,474	$(7,147)	(17)%
Specialty wheat proteins	19,960	21,195	(1,235)	(6)
Commodity wheat starches	5,780	6,235	(455)	(7)
Commodity wheat proteins	1,390	37	1,353	3,657
Total Ingredient Solutions	$61,457	$68,941	$(7,484)	(11)%

Gross profit	$10,043	$13,306	$(3,263)	(25)%
Gross margin %	16.3%	19.3%		(3.0)	pp(a)

Operating income	$7,298	$10,504	$(3,206)	(31)%
Depreciation and amortization	$2,578	$2,339	$239	10%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2025	2024	2025	2024
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (b)	$29.73403	$78.03794	$31.56250	$82.27766
Impact of conversion (c)	$—	$—	$—	$—

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$—	$—	$—	$—

Average share price	$29.73403	$78.03794	$31.56250	$82.27766
Conversion premium in shares (d) (e)	—	—	—	—

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes are included in the diluted weighted average common shares outstanding if the impact is dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter exceed the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.